UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2020

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Hiru Corp.

(Exact name of registrant as specified in its charter)

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Phoenix Restaurant Group, Inc.

(Former name or former address, if changed since last report)

Georgia	001-13226	58-1861457
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 S Australian Ave, West Palm Beach FL 33401

(Address of Principal Executive Offices) (Zip Code)

(954) 837-6833

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On July 17, 2020, Miro Zecevic an individual and principal shareholder of Mina Mar Corporation, a Florida company, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of the issuer (the “Company” or the “Registrant”) from David R. Rhodehamel (the “Seller”). (The “Purchase”) The consideration for the purchase was provided to the Purchaser from the individual’s private funds.

As a result of the Purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities.

The purchase price for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Purchaser from the individual's private funds. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

No common shares were issued in the transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As a result of the Purchase and change of control of the Registrant, the existing officer, and director of the Company, Brian Mulhern CEO President Secretary, and Treasurer have resigned. All other officers and Directors positions were terminated.

Under the terms of the stock purchase agreement, the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Miro Zecevic became the sole Director and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Mr. Miro Zecevic – Interim Turn Around Management

Mr. Zecevic is 57 years old and makes his home in West Palm Beach Florida. Miro is an experienced financial executive with more than 30 years of finance experience and 17 years with publicly traded companies. He has an extensive background in capital formation mergers and acquisitions (M&A). He is currently an independent consultant with a number of other issuers focused on M&A, capital raises, and optimization.

Additional Information

As of the date of this filing, the Company has not entered into any material plans, contracts, or other arrangements (whether or not written) with its new officers and directors.

There are no arrangements or understandings among members of both the former and new control person and their associates with respect to the election of directors of the Company or other matters.

Item 8.01 Other Events

The issuer changed control in a civil and amicable fashion. The issuer Hiru is a non-reporting company. This filing is being made under certain exemptions as a volunteer filer. The issuer does file periodic filings with the OTC Markets. The interim management mandate is to ascertain and remove the Caveat Emptor rank from OTC Markets web site on a best effort basis and to bring the issuer in compliance or identifing matters that caused this negative rank.

Under the terms of the agreement (control block), the interim management will resign and introduce new management and a new operating entity will be operating within the auspices and direction of the issuer and the new long term management upon the successful completion of the OTC markets compliance mandate.

Hiru Corp. Changed its name from Phoenix Restaurant Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIRU Corp.

By	/s/ Miro Zecevic
Name: Miro Zecevic Title: Director and Chairman of the Board

Date:  July 29, 2020

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